Exhibit j under N-1A
                                                Exhibit 23 under Item 601/Reg SK


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditor" in Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A No. 33-44590) and the related Prospectus and to the incorporation therein of our reports dated January 17, 2000 with respect to the financial statements included in the Annual Reports of The Wachovia Funds (Wachovia Money Market Fund, Wachovia Tax-Free Money Market Fund, Wachovia U.S. Treasury Money Market Fund, Wachovia Prime Cash Management Fund, Wachovia Equity Fund, Wachovia Quantitative Equity Fund, Wachovia Growth & Income Fund, Wachovia Equity Index Fund, Wachovia Special Values Fund, Wachovia Emerging Markets Fund, Wachovia Personal Equity Fund, Wachovia Balanced Fund, Wachovia Fixed Income Fund, Wachovia Intermediate Fixed Income Fund and Wachovia Short-Term Fixed Income Fund).



By:   ERNST & YOUNG LLP
      Ernst & Young LLP
Boston, Massachusetts
January 26, 2000